Exhibit 10.5

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED

SUBSCRIPTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (the “Amendment”) is made and entered into to be effective as of January 1, 2019 by and between by and between JUNEAU BIOSCIENCES, LLC ("Juneau") and PREDICTIVE TECHNOLOGY GROUP, INC. ("Predictive").

R E C I T A L S

A.

The parties entered into an agreement captioned “Second Amended and Restated Subscription Agreement” effective the 22nd day of August, 2019 (the “Agreement”). All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Agreement.

B.

The parties desire to amend the Agreement as described below.

NOW, THEREFORE, the parties hereto hereby amend the Agreement as follows:

1.

Without altering or amending any other part of the Agreement, the last paragraph of Section 1 of the Agreement is hereby amended and restated as follows:

The third tranche will total $13,150,000. As of the date of this Amendment, $809,390 of this amount has been paid. The remaining balance will be as follows: eight $150,000 monthly installments commencing on or before January 31, 2019 and ending on or before August 31, 2019, eighteen $600,000 monthly installments commencing on or before September 30, 2019 and ending on or before February 28, 2021, and a final installment of $340,610 on or before March 31, 2021. The third tranche funds will be used to launch the ART Guide endometriosis infertility test and to support development of EndoRisk endometriosis test for pelvic pain and other operational expenses to be approved by the Board with the goal of having a pelvic pain test ready for commercialization as an FDA approved test in the second half of 2020. In the event that that the pelvic pain test will be ready for commercialization as an FDA approved test on an earlier date then the third tranche payments may be accelerated upon agreement of the parties. Specifically, use of the third tranche funds includes collecting and sequencing or genotyping additional samples to confirm utility in major racial cohorts and to optimize test for pelvic pain indication. Sample collection targets include collection of:

a.

2,000 African American pelvic pain patients with and without endometriosis (>75%African by DNA ancestry testing);

b.

2,000 Asian American pelvic pain patients with and without endometriosis (>75%  Asian by DNA ancestry testing);

c.

2,000 Hispanic / Latino pelvic pain patients with and without endometriosis regardless of race;

d.

1,000 additional Caucasian pelvic pain patients focusing on patients without endometriosis, will bring total number of Caucasian subjects to 3,000; and

e.

500 “surgical” negative controls (various races) without chronic pain and with negative laparoscopies (i.e. tubal ligation patients).

2.

The Agreement shall remain in full force and effect and shall remain unaltered, except to the extent specifically amended herein.

3.

This Amendment may be signed in several counterparts, through the use of multiple signature pages appended to each original, and all such counterparts shall constitute one and the same instrument.  Any counterpart to which is attached the signatures of all parties shall constitute an original of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on their behalf as of the date first written above.

JUNEAU BIOSCIENCES, LLC By:/s/ Kenneth W. Ward Its: CEO and Manager Kenneth Ward, M.D.	PREDICTIVE TECHNOLOGY GROUP, INC. By:/s/ Bradley C. Robinson Its: President and CEO Bradley C. Robinson